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                                                                    Exhibit 10.2


                 AMENDED AND RESTATED LOAN AND PLEDGE AGREEMENT


                  This Amended and Restated Loan and Pledge Agreement, dated as of March 11, 1999, by and between Strategic Distribution, Inc., a Delaware corporation (the "Company"), and John M. Sergey ("Sergey"), further amends and restates the Amended Loan and Pledge Agreement, dated as of May 5, 1997, by and between the Company and Sergey.

                  1. The Company hereby agrees to loan to Sergey an amount equal to $1,000,000, which is equal to (a) the purchase price of shares of common stock, par value $0.10 per share, of the Company ("Common Stock") purchased by Sergey pursuant to the Stock Purchase Agreement, dated as of April 11, 1997, as amended, between Sergey and the Company (collectively, the "Shares") less (b) $700,000.

                  2. The loan shall be evidenced by an amended and restated non-recourse promissory note in the form of Annex A attached hereto, dated the date hereof (the "Amended Note), such Amended Note amending, restating and replacing the non-recourse promissory note dated May 20, 1997 (the "Old Note"), which Old Note will thereby be cancelled. The Amended Note shall be secured solely by a pledge of the Shares as set forth below and the Company shall have no recourse to any other property or assets of Sergey.

                  3. The entire unpaid principal amount of the Amended Note shall be due, together with all interest accrued but unpaid thereon, on May 1, 2003. Sergey may prepay the Amended Note in whole or from time to time, in part, without premium or penalty.

                  4. In the event Sergey sells any Shares or otherwise realizes any cash or other consideration in respect of such Shares prior to repayment in full of the Amended Note, whether pursuant to a dividend, private sale, public offering, merger, recapitalization, liquidation or dissolution of the Company (each, a "Realization Event"), Sergey shall within ten days of the Realization Event, make a mandatory prepayment of the Amended Note in an amount equal to the lesser of (i) 100% of the net after tax proceeds received by or for the account of Sergey in respect of the Realization Event and (ii) the aggregate amount then outstanding under the Amended Note, such amount to be applied pro rata to accrued interest and principal on the Amended Note.


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                  5. Sergey hereby grants to the Company a first priority
security interest in the Shares, as collateral security for the due and punctual payment of the Amended Note in accordance with its terms and the performance by Sergey of his obligations under the Amended Note (which Shares shall include any other securities or property receivable or distributable with respect thereto after the date hereof). The certificates representing the Shares, together with a stock power attached thereto in blank, shall be delivered to the Company and shall be retained by the Company until all obligations under the Amended Note have been paid in full. At such time, the Company shall return to Sergey the certificates representing the Shares, together with the stock power attached thereto.

                  6. Upon the occurrence of an Event of Default, the Company shall have and may exercise all rights and remedies afforded to a secured party under the New York Uniform Commercial Code applicable thereto, including, without limitation, the right to sell the Shares at a public or private sale (provided that the Company shall give Sergey at least 15 days prior written notice of the date in which any public sale is to be held or the date after which any private sale may be made), at which sale the Company may purchase such Shares (free from any right of redemption by Sergey, which right is hereby waived and released) and have the right to retain the Shares in partial or full satisfaction of Sergey's obligations under the Amended Note in accordance with the provisions of the New York Uniform Commercial Code. The Company's recovery upon an Event of Default shall be limited to the Shares, and no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement or the Amended Note shall be obtained or enforced against Sergey or any other property or asset of Sergey. If there is a foreclosure of the Company's lien on the Shares, by power of sale or otherwise, no judgment for any deficiency shall be brought or obtained by the Company against Sergey or any other property or asset of Sergey.

                  7. Each of Sergey and the Company has all power and authority necessary to enter into and consummate the transactions contemplated by this Agreement and this Agreement is valid and enforceable against each of the Company and Sergey in accordance with its terms. Sergey has not created or permitted any lien or encumbrance to attach to the Shares, other than the pledge set forth in this Agreement.

                  8. If any of the following events ("Events of Default") shall occur:



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                           (a) Sergey shall default in the payment of interest
         or principal on the Amended Note when the same shall become due and payable, whether at maturity, by acceleration or otherwise and such default continues for more than ten days after receipt of written notice from the Company;

                           (b) Sergey shall default in the performance or compliance with any other term or provision contained in this Agreement and such default continues for more than 30 days after receipt of written notice from the Company; or

                           (c) If any of the Shares shall be encumbered, pledged, attached or levied upon or seized at any legal proceeding, except as contemplated by this Agreement, and such encumbrance, pledge, attachment or levy remains uncured for more than 15 days;

then the holder of the Amended Note may at any time by written notice to Sergey (or without such notice with respect to subsection (c) above), declare the entire unpaid principal of and the interest then accrued on the Amended Note to be forthwith due and payable, without other notices or demands of any kind, all of which are hereby waived by Sergey.

                  9. (a) In the event that a Change in Control (as hereinafter defined) occurs prior to May 1, 2001 and the fair market value of the Common Stock on the date of such Change in Control is $6.00 per share or less, then the amount of principal and interest due and payable under the Amended Note shall be reduced to $0.0.

                           (b) In the event that a Change in Control occurs
prior to May 1, 2001 and the fair market value of the Common Stock on the date of such Change in Control is greater than $6.00 per share, then the amount of principal and interest due and payable under the Amended Note shall be reduced by 50%.

                           (c) In the event that a Change in Control occurs on
or after May 1, 2001 but prior to May 1, 2003, and the fair market value of the Common Stock on the date of such Change in Control is $9.00 per share or less, then the amount of principal and interest due and payable under the Amended Note shall be reduced by 50%.

                           (d) For purposes of this Section 9, the term "Change
in Control" means (i) a merger, reorganization or other business combination involving the Company if the Company is not



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the surviving corporation, (ii) a sale of all or substantially all of the
Company's assets; or (iii) the acquisition by a person other than a shareholder identified in the Company's most recent proxy statement of beneficial ownership of twenty percent (20%) or more of the issued and outstanding Common Stock (a "Control Acquisition") if, at any time during the twelve month period following the Control Acquisition (the "Measurement Year") one of the following shall occur: (A) there is a change in the composition of the Board of Directors of the Company which results, on any date during the Measurement Year, in a majority of the members of the Board being comprised of individuals who were not members of the Board prior to the date of the Control Acquisition, or (B) there is a change in the composition of the Executive Committee of the Board of Directors of the Company which results, on any date during the Measurement Year, in a majority of the members of the Executive Committee being comprised of individuals who were not members of the Executive Committee prior to the date of the Control Acquisition.

                  10. Sergey will do, execute, acknowledge, deliver, file and record all such further acts, conveyances, transfers and assurances as the Company may deem necessary or advisable to perform, preserve, protect and continue the pledge granted by this Agreement.

                  11. All notices and communications provided for herein shall be delivered or mailed by registered or certified mail, postage prepaid, or telegraphed, addressed as follows:

                  If to the Company:

                  475 Steamboat Road
                  Greenwich, CT  06830
                  Facsimile No.:  (203) 629-8554
                  Attention:  William L. Mahone

                  If to Sergey:

                  John M. Sergey
                  125 Brownsburg Road East
                  New Hope, Pennsylvania 18938
                  Facsimile No.:  (215) 504-4427

or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.



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                  12. All representations and warranties made by Sergey and the
Company herein shall survive the making of the loan and the delivery of the Amended Note hereunder.

                  13. No delay on the part of the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege.

                  14. This Agreement and the Amended Note shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice-of-law provisions thereof.

                  15. This Agreement shall be binding upon the successors and assigns of the parties hereto.

                  16. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered on and the same agreement.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                          STRATEGIC DISTRIBUTION, INC.


                                          By:  /s/ Andrew M. Bursky
                                             ---------------------------------
                                             Name:  Andrew M. Bursky
                                             Title: Chairman





                                          /s/ John M. Sergey
                                          ------------------------------------
                                          John M. Sergey








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